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PLEDGE AGREEMENT                                          [BANK OF AMERICA LOGO]

                                                 EQUITY FINANCIAL PRODUCTS GROUP

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                                TABLE OF CONTENTS

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
SECTION 1.  The Security Interests
SECTION 2.  Definitions
SECTION 3.  Representations and Warranties of Pledgor
SECTION 4.  Certain Covenants of Pledgor
SECTION 5.  Administration of the Collateral and Valuation of the Securities
SECTION 6.  Income and Voting Rights in Collateral
SECTION 7.  Remedies upon Events of Default
SECTION 8.  Miscellaneous
SECTION 9.  Termination of Pledge Agreement
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         THIS AGREEMENT is made as of the date stated on the last page hereof among the counterparty named on the last page hereof ("PLEDGOR"), NMS SERVICES (CAYMAN) INC. ("SECURED PARTY") and BANC OF AMERICA SECURITIES LLC, as Agent (the "AGENT").

         WHEREAS, pursuant to the Master Note Purchase Agreement (as amended from time to time, the "NOTE PURCHASE AGREEMENT") dated as of the date hereof among Pledgor, Fairfax Financial Holdings Limited, as Guarantor, Secured Party and the Agent, Pledgor has issued notes (the "NOTES") exchangeable for shares of common stock (the "COMMON STOCK"), par value $0.01, of Odyssey Re Holdings Corp., a Delaware corporation (the "COMPANY"), to Secured Party;

         WHEREAS, it is a condition to the obligations of Secured Party under the Note Purchase Agreement that Pledgor, Secured Party and Agent enter into this Agreement and that Pledgor grant the pledge provided for herein;

         NOW, THEREFORE, in consideration of their mutual covenants contained herein and to secure the performance by Pledgor of its obligations under the Notes and the observance and performance of the covenants and agreements contained herein and in the Note Purchase Agreement, the parties hereto, intending to be legally bound, hereby mutually covenant and agree as follows:

         SECTION 1. The Security Interests. In order to secure the full and punctual observance and performance of the covenants and agreements contained herein, in the Note Purchase Agreement and under the Notes:

         (a) Pledgor hereby assigns and pledges to Secured Party, and grants to Secured Party, security interests having priority over all other security interests, with power of sale in and to (i) the Initial Pledged Items described in paragraph (b); (ii) all additions to and substitutions for such Initial Pledged Items (including, without limitation, any securities, instruments or other property delivered or pledged pursuant to Section 4(a) or 5(b)) (such additions and substitutions, the "ADDITIONS AND SUBSTITUTIONS"); (iii) all income, proceeds and collections received or to be received, or derived or to be derived, now or any time hereafter (whether before or after the commencement of any proceeding under applicable bankruptcy, insolvency or similar law, by or against Pledgor, with respect to Pledgor) from or in connection with the Initial Pledged Items or the Additions and Substitutions (including, without limitation, any shares of capital stock issued by the Company in respect of any Common Stock (or security entitlements in respect thereof) constituting Collateral or any cash, securities or other property distributed in respect of or exchanged for any Common Stock (or security entitlements in respect thereof) constituting Collateral, or into which any such Common Stock (or security entitlements in respect thereof) is converted, in connection with any Merger Event or otherwise, and any security entitlements in respect of any of the foregoing); (iv) the Collateral Account and all securities and other financial assets (each as defined in Section 8-102 of the UCC), including the Initial Pledged Items and the Additions and Substitutions, and other funds, property or assets from time to time held therein or credited thereto; (v) all powers and rights now owned or hereafter acquired under or with respect to the Initial Pledged Items or the Additions and Substitutions; and (vi) security entitlements in respect of any of the foregoing; provided, however, that none of the foregoing shall include any dividend or distribution on the Common Stock consisting solely of cash (such Initial Pledged Items, Additions and Substitutions, proceeds, collections, powers, rights, Collateral Account and assets held therein or credited thereto and security entitlements being herein collectively called the "COLLATERAL"). Secured Party shall have all of the rights, remedies and recourses with respect to the Collateral afforded a secured party by the UCC, in addition to, and not in limitation of, the other rights,


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remedies and recourses afforded to Secured Party by this Agreement.

         (b) On or prior to the Issue Date (as such term is defined in the Note Purchase Agreement) for any Note, Pledgor shall deliver to Secured Party in the manner described in Section 5(c) in pledge hereunder Eligible Collateral consisting of the Maximum Deliverable Number of shares of Common Stock (or security entitlements in respect thereof), in the manner provided in Section 5(c) (in respect of such Note, the "INITIAL PLEDGED ITEMS").

         (c) In the event that the Company at any time issues to Pledgor in respect of any Common Stock (or security entitlements in respect thereof) constituting Collateral hereunder any additional or substitute shares of capital stock of any class (or any security entitlements in respect thereof), Pledgor shall immediately pledge and deliver to Secured Party in accordance with Section 5(c) all such shares and security entitlements as additional Collateral hereunder.

         (d) The Security Interests are granted as security only and shall not subject Secured Party to, or transfer or in any way affect or modify, any obligation or liability of Pledgor or the Company with respect to any of the Collateral or any transaction in connection therewith.

         (e) The parties hereto expressly agree that all rights, assets and property at any time held in or credited to the Collateral Account shall be treated as financial assets (as defined in Section 8-102 of the UCC).

         SECTION 2. Definitions. Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Note Purchase Agreement. As used herein, the following words and phrases shall have the following meanings:

         "ADDITIONS AND SUBSTITUTIONS" has the meaning provided in Section 1(a).

         "AUTHORIZED OFFICER" of Pledgor means any officer or manager as to whom Pledgor shall have delivered notice to Secured Party that such officer or manager is authorized to act hereunder on behalf of Pledgor.

         "BUSINESS DAY" means any day on which commercial banks are open for business in New York City and the New York Stock Exchange is not closed.

         "COLLATERAL" has the meaning provided in Section 1(a).

         "COLLATERAL ACCOUNT" has the meaning provided in Section 5(c).

         "COLLATERAL EVENT OF DEFAULT" means, at any time, the occurrence of either of the following: (A) failure of the Collateral to include, as Eligible Collateral, at least the Maximum Deliverable Number of shares of Common Stock or
(B) failure at any time of the Security Interests to constitute valid and perfected security interests in all of the Collateral, subject to no prior or equal Lien, and, with respect to any Collateral consisting of securities or security entitlements (each as defined in Section 8-102 of the UCC), as to which Secured Party has Control, or, in each case, assertion of such by Pledgor in writing.

         "CONTROL" means "control" as defined in Section 8-106 of the UCC.

         "DEFAULT SETTLEMENT DATE" has the meaning provided in Section 7(a).

         "ELIGIBLE COLLATERAL" means shares of the Common Stock (or security entitlements in respect thereof), provided that Pledgor has good and marketable title thereto, free of all Liens (other than the Security Interests) and Transfer Restrictions (other than any Existing Transfer Restrictions applicable to such shares) and that Secured Party has a valid, first priority perfected security interest therein, a first lien thereon and Control with respect thereto, provided further that to the extent the number of shares of Common Stock or security entitlements in respect thereof pledged hereunder exceeds at any time the Maximum Deliverable Number, such excess shares shall not be Eligible Collateral.

         "EXISTING TRANSFER RESTRICTIONS" means the Transfer Restrictions on the shares of Common Stock pledged hereunder arising solely from the fact that Pledgor is an "affiliate", within the meaning of Rule 144 under the Securities Act, of the Company.

         "INITIAL PLEDGED ITEMS" has the meaning provided in Section 1(b).

         "LIEN" means any lien, mortgage, security interest, pledge, charge or encumbrance of any kind.

         "LOCATION" means, with respect to any party, the place such party is deemed located within the meaning of Section 9-307 of the UCC.


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         "MAXIMUM DELIVERABLE NUMBER" means, on any date, the aggregate sum, for all Notes outstanding under the Note Purchase Agreement, of (i) if no Exchange Date for such Note has occurred, the number of shares that would be deliverable upon exchange of such Note if the Exchange Date for such Note were to occur on such date; (ii) if Secured Party has elected to exercise its right to exchange such Note pursuant to Section 7 of the Note Purchase Agreement and Pledgor has not yet delivered to Secured Party the Exchange Shares for such Note in the manner required by the Note Purchase Agreement, the number of Exchange Shares for such Note; or (iii) if (x) Secured Party has elected to exercise its right to exchange such Note pursuant to Section 7 of the Note Purchase Agreement and Pledgor has fully satisfied its obligations under the Note Purchase Agreement in respect thereof, or (y) the Exchange Date for such Note has occurred and Secured Party has not elected to exercise its right to exchange such Note, zero.

         "ORDINARY DIVIDENDS" has the meaning provided in Section 6(a).

         "PERSON" means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

         "PLEDGE TERMINATION DATE" shall mean the date the Maximum Deliverable Number is reduced to zero.

         "SECURITIES ACT" means the Securities Act of 1933, as amended.

         "SECURITY INTERESTS" means the security interests in the Collateral created hereby.

         "TRANSFER RESTRICTION" means, with respect to any security or item of collateral pledged under this Agreement, any condition to or restriction on the ability of the holder thereof to sell, assign or otherwise transfer such security or to enforce the provisions thereof or of any document related thereto whether set forth in such security itself or in any document related thereto, including, without limitation, (i) any requirement that any sale, assignment or transfer or enforcement of such security be consented to or approved by any person, including, without limitation, the issuer thereof or any other obligor thereon, (ii) any limitations on the type or status, financial or otherwise, of any purchaser, pledgee, assignee or transferee of such security, (iii) any requirement of the delivery of any certificate, consent, agreement, opinion of counsel, notice or any other document of any person to the issuer of, any other obligor on or any registrar or transfer agent for, such security, prior to the sale, pledge, assignment or other transfer or enforcement of such security and
(iv) any registration or qualification requirement or prospectus delivery requirement for such security pursuant to any federal, state or foreign securities law (including, without limitation, any such requirement arising as a result of Rule 144 or Rule 145 under the Securities Act); provided that the required delivery of any assignment, instruction or entitlement order from the seller, pledgor, assignor or transferor of such security, together with any evidence of the corporate or other authority of such Person, shall not constitute a "TRANSFER RESTRICTION".

         "UCC" means the Uniform Commercial Code as in effect in the State of New York.

         SECTION 3. Representations and Warranties of Pledgor. Pledgor hereby represents and warrants to Secured Party that:

         (a) Pledgor (i) owns and at all times prior to the release of the Collateral pursuant to the terms of this Agreement, will own such Collateral free and clear of any Liens (other than the Security Interests) or Transfer Restrictions (other than any Existing Transfer Restrictions) and (ii) is not and will not become a party to or otherwise bound by any agreement, other than this Agreement, that (x) restricts in any manner the rights of any present or future owner of Collateral with respect thereto or (y) provides any person other than Pledgor, Secured Party or any securities intermediary through whom any Collateral is held (but, in the case of any such securities intermediary, only in respect of Collateral held through it) with Control with respect to any such Collateral.

         (b) Other than financing statements or other similar or equivalent documents or instruments with respect to the Security Interests, no financing statement, security agreement or similar or equivalent document or instrument covering all or any part of the Collateral is on file or of record in any jurisdiction in which such filing or recording would be effective to perfect a lien, security interest or other encumbrance of any kind on such Collateral.

         (c) All shares of Common Stock at any time pledged hereunder (or in respect of which security entitlements are pledged hereunder) are and will be issued by an issuer organized under the laws of the United States, any State thereof, the District of Columbia or Canada and (i) certificated (and the certificate or certificates in respect of such shares of Common Stock are and will be located in the United States) and registered in the name of Pledgor or held


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through a securities intermediary whose securities intermediary's jurisdiction
(within the meaning of Section 8-110(e) of the UCC) is located in the United States or (ii) uncertificated and either registered in the name of Pledgor or held through a securities intermediary whose securities intermediary's jurisdiction (within the meaning of Section 8-110(e) of the UCC) is located in the United States; provided that this representation shall not be deemed to be breached if, at any time, any such Collateral is issued by an issuer that is not organized under the laws of the United States, any State thereof, the District of Columbia or Canada, and the parties hereto agree to procedures or amendments hereto necessary to enable Secured Party to maintain a valid and continuously perfected security interest in such Collateral, in respect of which Secured Party will have Control, subject to no prior Lien. The parties hereto agree to negotiate in good faith any such procedures or amendments.

         (d) (i) Upon the delivery of certificates evidencing any Common Stock to Secured Party in accordance with Section 5(c)(A) or the registration of uncertificated Common Stock in the name of Secured Party or its nominee in accordance with Section 5(c)(B), and, in each case, the crediting of such securities or financial assets to the Collateral Account, Secured Party will have a valid and, as long as Secured Party retains possession of such certificates or such uncertificated Common Stock remains so registered, perfected security interest therein, in respect of which Secured Party will have Control, subject to no prior Lien and (ii) upon the crediting of any Common Stock to the Collateral Account, Secured Party will have a valid and, so long as such Common Stock continues to be credited to the Collateral Account, perfected security interest in a securities entitlement in respect thereof, in respect of which Secured Party will have Control subject to no prior Lien.

         (e) No registration, recordation or filing with any governmental body, agency or official is required in connection with the execution and delivery of this Agreement or necessary for the validity or enforceability hereof or thereof or for the perfection or enforcement of the Security Interests.

         (f) Pledgor has not performed and will not perform any acts that might prevent Secured Party from enforcing any of the terms of this Agreement or that might limit Secured Party in any such enforcement.

         (g) The Location of Pledgor is the address set forth in Section 8(d), and under the Uniform Commercial Code as in effect in such Location, no local filing is required to perfect a security interest in collateral consisting of general intangibles.

         SECTION 4. Certain Covenants of Pledgor. Pledgor agrees that, until the Pledge Termination Date:

         (a) Pledgor shall ensure at all times that a Collateral Event of Default shall not occur, and shall pledge additional Collateral in the manner described in Sections 5(b) and 5(c) as necessary to cause such requirement to be met.

         (b) Pledgor shall, at the expense of Pledgor and in such manner and form as Secured Party may reasonably require, give, execute, deliver, file and record any financing statement, notice, instrument, document, agreement or other papers that may be necessary or desirable in order (i) to create, preserve, perfect, substantiate or validate any security interest granted pursuant hereto,
(ii) to create or maintain Control with respect to any such security interests in any investment property (as defined in Section 9-102 of the UCC) or (iii) to enable Secured Party to exercise and enforce its rights hereunder with respect to such security interest. To the extent permitted by applicable law, Pledgor hereby authorizes Secured Party to execute and file, in the name of Pledgor or otherwise, UCC financing or continuation statements (which may be carbon, photographic, photostatic or other reproductions of this Agreement or of a financing statement relating to this Agreement) that Secured Party in its sole discretion may deem necessary or appropriate to further perfect, or maintain the perfection of, the Security Interests.

         (c) Pledgor shall warrant and defend its title to the Collateral, subject to the rights of Secured Party, against the claims and demands of all persons. Secured Party may elect, but without an obligation to do so, to discharge any Lien of any third party on any of the Collateral.

         (d) Pledgor agrees that it shall not change (1) its name or identity, and if Pledgor is not a natural person, its corporate, limited liability company or partnership structure in any manner or (2) its Location, unless in either case (A) it shall have given Secured Party not less than 30 days' prior notice thereof and (B) such change shall not cause any of the Security Interests to become unperfected, cause Secured Party to cease to have Control in respect of any of the Security Interests in any Collateral consisting of investment property (as defined in Section 9-102 of the UCC) or subject any Collateral to any other Lien.

         (e) Pledgor agrees that it shall not (1) create or permit to exist any Lien (other than the Security Interests) or any Transfer Restriction (other than any Existing Transfer Restrictions) upon or with respect to the Collateral, (2) sell or otherwise dispose


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of, or grant any option with respect to, any of the Collateral or (3) enter into or consent to any agreement pursuant to which any person other than Pledgor, Secured Party and any securities intermediary through whom any of the Collateral is held (but in the case of any such securities intermediary only in respect of Collateral held through it) has or will have Control in respect of any Collateral.

         SECTION 5. Administration of the Collateral and Valuation of the Securities.

         (a) Calculation Agent shall determine on each Business Day whether a Collateral Event of Default shall have occurred.

         (b) Pledgor may pledge additional Eligible Collateral hereunder at any time. Concurrently with the delivery of any additional Eligible Collateral, Pledgor shall deliver to Secured Party a certificate of an Authorized Officer of Pledgor substantially in the form of Exhibit A hereto and dated the date of such delivery, (A) identifying the additional items of Eligible Collateral being pledged, and (B) certifying that with respect to such items of additional Eligible Collateral the representations and warranties contained in paragraphs
(a), (b), (c) and (d) of Section 3 are true and correct with respect to such Eligible Collateral on and as of the date thereof. Pledgor hereby covenants and agrees to take all actions required under Section 5(c) and any other actions necessary to create for the benefit of Secured Party a valid, first priority, perfected security interest in, and a first lien upon, such additional Eligible Collateral, as to which Secured Party will have Control.

         (c) Any delivery of Common Stock (or security entitlements in respect thereof) as Collateral to Secured Party by Pledgor shall be effected (A) in the case of Collateral consisting of certificated Common Stock registered in the name of Pledgor, by delivery of certificates representing such Common Stock to Secured Party, accompanied by any required transfer tax stamps, and in suitable form for transfer by delivery or accompanied by duly executed instruments of transfer or assignment in blank, with signatures appropriately guaranteed, all in form and substance satisfactory to Secured Party, and the crediting by Secured Party of such securities to a securities account (as defined in Section 8-501 of the UCC) (the "COLLATERAL ACCOUNT") of Secured Party maintained at Banc of America Securities LLC, who will hold the Collateral, including such securities, as custodian for Secured Party, (B) in the case of Collateral consisting of uncertificated Common Stock registered in the name of Pledgor, by transmission by Pledgor of an instruction to the issuer of such Common Stock instructing such issuer to register such Common Stock in the name of Secured Party or its nominee, accompanied by any required transfer tax stamps, the issuer's compliance with such instructions and the crediting by Secured Party of such securities to the Collateral Account, (C) in the case of Common Stock in respect of which security entitlements are held by Pledgor through a securities intermediary, by the crediting of such Common Stock, accompanied by any required transfer tax stamps, to a securities account of Secured Party at such securities intermediary or, at the option of Secured Party, at another securities intermediary satisfactory to Secured Party and the crediting by Secured Party of such securities to the Collateral Account or (D) in any case, by complying with such alternative delivery instructions as Secured Party shall provide to Pledgor in writing. Upon delivery of any such Pledged Item under this Agreement, Secured Party shall examine such Pledged Item and any certificates delivered pursuant to
Section 5(b) or otherwise pursuant to the terms hereof in connection therewith to determine that they comply as to form with the requirements for Eligible Collateral.

         (d) If on any Business Day Secured Party determines that a Collateral Event of Default shall have occurred, Secured Party shall promptly notify Pledgor of such determination by telephone call to an Authorized Officer of Pledgor followed by a written confirmation of such call.

         (e) If on any Business Day Secured Party determines that no Event of Default or failure by Pledgor to meet any of its obligations under Sections 4 or 5 hereof has occurred and is continuing, Pledgor may obtain the release from the Security Interests of any Collateral upon delivery to Secured Party of a written notice from an Authorized Officer of Pledgor indicating the items of Collateral to be released so long as, after such release, no Collateral Event of Default shall have occurred.

         (f) If Secured Party exercises its right to exchange any Note pursuant to Section 7 of the Note Purchase Agreement, unless Pledgor shall have otherwise effected the deliveries required by Section 7 of the Note Purchase Agreement, Secured Party shall have the right, at its election, to deliver or cause to be delivered to itself from the Collateral Account, in whole or partial, as the case may be, satisfaction of Pledgor's obligations to deliver shares of such Common Stock on the Exchange Date pursuant to the Note Purchase Agreement, shares of such Common Stock (or security entitlements in respect thereof) then held by or on behalf of Secured Party hereunder representing the number of shares of such Common Stock required to be delivered under the Note Purchase


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Agreement on the Exchange Date. Upon any such delivery, Secured Party shall hold such shares of such Common Stock (or security entitlements in respect thereof) absolutely and free from any claim or right whatsoever (including, without limitation, any claim or right of Pledgor).

         (g) Secured Party may at any time or from time to time, in its sole discretion, cause any or all of the Common Stock pledged hereunder (or in respect of which security entitlements are pledged hereunder) registered in the name of Pledgor or its nominee to be transferred of record into the name of Secured Party or its nominee. Pledgor shall promptly give to Secured Party copies of any notices or other communications received by Pledgor with respect to Common Stock (or security entitlements in respect thereof) pledged hereunder registered, or held through a securities intermediary, in the name of Pledgor or Pledgor's nominee and Secured Party shall promptly give to Pledgor copies of any notices and communications received by Secured Party with respect to Common Stock (or security entitlements in respect thereof) pledged hereunder registered, or held through a securities intermediary, in the name of Secured Party or its nominee.

         (h) Pledgor agrees that Pledgor shall forthwith upon demand pay to Secured Party:

                  (i) the amount of any taxes that Secured Party may have been required to pay by reason of the Security Interests or to free any of the Collateral from any Lien thereon, and

                  (ii) the amount of any and all out-of-pocket expenses, including the reasonable fees and disbursements of counsel and of any other experts, that Secured Party may incur in connection with (A) the enforcement of this Agreement, including such expenses as are incurred to preserve the value of the Collateral and the validity, perfection, rank and value of the Security Interests, (B) the collection, sale or other disposition of any of the Collateral, (C) the exercise by Secured Party of any of the rights conferred upon it hereunder or (D) any Event of Default.

Any such amount not paid on demand shall bear interest (computed on the basis of a year of 360 days and payable for the actual number of days elapsed) at a rate per annum equal to 2% plus the prime rate as published in The Wall Street Journal, Eastern Edition in effect from time to time during the period from the date hereof to the date of the termination of this Agreement.

         (i) Pledgor hereby acknowledges that during such time as the Collateral is held by Secured Party pursuant to the terms of this Agreement, Pledgor will not receive periodic account statements with respect to the value thereof.

         (j) Except as set forth in Section 8(b), unless an Event of Default shall have occurred and be continuing, Secured Party shall not sell, assign, transfer, or otherwise dispose of, lend, borrow against, pledge, grant any option or create any Lien (other than the Security Interests) with respect to the Collateral, or enter into any agreement or arrangement intended to effect any of the foregoing.

         SECTION 6. Income and Voting Rights in Collateral.

         (a) Pledgor shall have the right to receive dividends on and distributions from the Collateral to the extent such dividends and distributions consist solely of cash ("ORDINARY DIVIDENDS"). Secured Party shall have the right to receive and retain as Collateral hereunder all proceeds (other than Ordinary Dividends) of the Collateral, and Pledgor shall take all such action as Secured Party shall deem necessary or appropriate to give effect to such right. All such proceeds that are received by Pledgor shall be received in trust for the benefit of Secured Party and, if Secured Party so directs, shall be segregated from other assets of Pledgor and shall, forthwith upon demand by Secured Party, be delivered over to Secured Party as Collateral in the same form as received (with any necessary endorsement).

         (b) Unless an Event of Default shall have occurred and be continuing, Pledgor shall have the right, from time to time, to vote and to give consents, ratifications and waivers with respect to the Collateral.

         (c) If an Event of Default shall have occurred and be continuing, Secured Party shall have the right, to the extent permitted by law, and Pledgor shall take all such action as may be necessary or appropriate to give effect to such right, to vote and to give consents, ratifications and waivers, and to take any other action with respect to any or all of the Collateral with the same force and effect as if Secured Party were the absolute and sole owner thereof.

         SECTION 7. Remedies upon Events of Default.


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         (a) Solely in the event an Event of Default shall have occurred and be continuing, Secured Party may exercise all the rights of a secured party under the Uniform Commercial Code (whether or not in effect in the jurisdiction where such rights are exercised) and, in addition, without being required to give any notice, except as herein provided or as may be required by mandatory provisions of law, shall: (i) deliver or cause to be delivered to itself from the Collateral Account all Collateral consisting of shares of Common Stock (or security entitlements in respect thereof) (but not in excess of the number thereof deliverable under the Note Purchase Agreement at such time) on the relevant acceleration date (the "DEFAULT SETTLEMENT DATE") in satisfaction of Pledgor's obligations to deliver Common Stock under the Note Purchase Agreement, whereupon Secured Party shall hold such shares of Common Stock (or security entitlements in respect thereof) absolutely free from any claim or right of whatsoever kind, including any equity or right of redemption of Pledgor that may be waived or any other right or claim of Pledgor, and Pledgor, to the extent permitted by law, hereby specifically waives all rights of redemption, stay or appraisal that Pledgor has or may have under any law now existing or hereafter adopted; and (ii) if such delivery shall be insufficient to satisfy in full all of the obligations of Pledgor under the Note Purchase Agreement or hereunder, sell all of the remaining Collateral, or such lesser portion thereof as may be necessary to generate proceeds sufficient to satisfy in full all of the obligations of Pledgor under the Note Purchase Agreement or hereunder, at public or private sale or at any broker's board or on any securities exchange, for cash, upon credit or for future delivery, and at such price or prices as Secured Party may deem satisfactory. Pledgor covenants and agrees that it will execute and deliver such documents and take such other action as Secured Party deems necessary or advisable in order that any such sale may be made in compliance with law. Upon any such sale Secured Party shall have the right to deliver, assign and transfer to the buyer thereof the Collateral so sold. Each buyer at any such sale shall hold the Collateral so sold absolutely and free from any claim or right of whatsoever kind, including any equity or right of redemption of Pledgor that may be waived or any other right or claim of Pledgor, and Pledgor, to the extent permitted by law, hereby specifically waives all rights of redemption, stay or appraisal that Pledgor has or may have under any law now existing or hereafter adopted. The notice (if any) of such sale required by
Section 9-611 of the UCC shall (1) in case of a public sale, state the time and place fixed for such sale, (2) in case of sale at a broker's board or on a securities exchange, state the board or exchange at which such sale is to be made and the day on which the Collateral, or the portion thereof so being sold, will first be offered for sale at such board or exchange, and (3) in the case of a private sale, state the day after which such sale may be consummated. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as Secured Party may fix in the notice of such sale. At any such sale the Collateral may be sold in one lot as an entirety or in separate parcels, as Secured Party may determine. Secured Party shall not be obligated to make any such sale pursuant to any such notice. Secured Party may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the same may be so adjourned. In case of any sale of all or any part of the Collateral on credit or for future delivery, the Collateral so sold may be retained by Secured Party until the selling price is paid by the buyer thereof, but Secured Party shall not incur any liability in case of the failure of such buyer to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may again be sold upon like notice. Secured Party, instead of exercising the power of sale herein conferred upon it, may proceed by a suit or suits at law or in equity to foreclose the Security Interests and sell the Collateral, or any portion thereof, under a judgment or decree of a court or courts of competent jurisdiction. Except as set forth in Section 8(b), unless an Event of Default shall have occurred and be continuing, Secured Party shall not be entitled to take any such actions as set forth in this Section 7(a) in respect of the Collateral.

         (b) Pledgor hereby irrevocably appoints Secured Party Pledgor's true and lawful attorney, with full power of substitution, in the name of Pledgor, Secured Party or otherwise, for the sole use and benefit of Secured Party, but at the expense of Pledgor, to the extent permitted by law, to exercise, at any time and from time to time while an Event of Default has occurred and is continuing, all or any of the following powers with respect to all or any of the
Collateral:

                  (i) to demand, sue for, collect, receive and give acquittance for any and all monies due or to become due upon or by virtue thereof,

                  (ii) to settle, compromise, compound, prosecute or defend any action or proceeding with respect thereto,

                  (iii) to sell, transfer, assign or otherwise deal in or with the same or the proceeds or avails thereof, as fully and effectually as if Secured Party were the absolute owner thereof (including, without limitation, the giving of instructions and entitlement orders in respect thereof), and

                  (iv) to extend the time of payment of any or all thereof and to make any allowance and other adjustments with reference thereto;

provided that Secured Party shall give Pledgor not less than five days' prior written notice of the time and place of any sale or other intended disposition of any of the Collateral, except any Collateral that threatens to decline speedily in value, including, without limitation, equity securities, or is of a type customarily sold on a recognized market. Secured Party and Pledgor agree that such notice constitutes reasonable authenticated notification within the meaning of Section 9-611 of the UCC.

         (c) Upon any delivery or sale of all or any part of any Collateral made either under the power of delivery or sale given hereunder or under judgment or decree in any judicial proceedings for foreclosure or otherwise for the enforcement of this Agreement, Secured Party is hereby irrevocably appointed the true and lawful attorney of Pledgor, in the name and stead of Pledgor, to make all necessary deeds, bills of sale, instruments of assignment, transfer or conveyance of the property, and all instructions and entitlement orders in respect of the property, thus delivered or sold. For that purpose Secured Party may execute all such documents, instruments, instructions and entitlement orders. This power of attorney shall be deemed coupled with an interest, and Pledgor hereby ratifies and confirms that which Pledgor's attorney acting under such power, or such attorney's successors or agents, shall lawfully do by virtue of this Agreement. If so requested by Secured Party or by any buyer of the Collateral or a portion thereof, Pledgor shall further ratify and confirm any such delivery or sale by executing and delivering to Secured Party or to such buyer or buyers at the expense of Pledgor all proper deeds, bills of sale, instruments of assignment, conveyance or transfer, releases, instructions and entitlement orders as may be designated in any such request.

         (d) In the case of an Event of Default, Secured Party may proceed to realize upon the security interest in the Collateral against any one or more of the types of Collateral, at any time, as Secured Party shall determine in its sole discretion subject to the foregoing provisions of this Section 7. The proceeds of any sale of, or other realization upon, or other receipt from, any of the Collateral shall be applied by Secured Party in the following order of priorities:

                  first, to the payment to Secured Party of the expenses of such sale or other realization, including reasonable compensation to the agents and counsel of Secured Party, and all expenses, liabilities and advances incurred or made by Secured Party in connection therewith, including brokerage fees in connection with the sale by Secured Party of any Collateral;

                  second, to the payment to Secured Party of any amount due under the Note Purchase Agreement;

                  finally, if all of the obligations of Pledgor hereunder and under the Note Purchase Agreement have been fully discharged or sufficient funds have been set aside by Secured Party, at the request of Pledgor for the discharge thereof, any remaining proceeds shall be released to Pledgor.

         SECTION 8. Miscellaneous.

         (a) Whenever any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party. All the covenants and agreements herein contained by or on behalf of Pledgor shall bind, and inure to the benefit of, Pledgor's respective successors and assigns whether so expressed or not, and shall be enforceable by and inure to the benefit of Secured Party and its successors and assigns.

         (b) Secured Party may transfer or assign its rights and obligations hereunder in whole or in part at any time to (i) any of its affiliates or (ii) Intrepid Master Funding Trust or another similar entity sponsored or organized by, or on behalf of or for the benefit of, Secured Party or an affiliate of Secured Party, so long as such transferee or assignee is a transferee or assignee of the Purchaser (as defined in the Note Purchase Agreement) under the Note Purchase Agreement. On and after March 3, 2004, Secured Party may freely transfer or assign its rights and obligations hereunder in whole or in part to any Person.

         (c) To the extent permitted by law, the unenforceability or invalidity of any provision or provisions of this Agreement shall not render any other provision or provisions herein contained unenforceable or invalid.

         (d) Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by Pledgor and Secured Party or, in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by either party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

         (e) All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard forms of telecommunication. Notices to Pledgor shall be directed to it at the address specified on the last page hereof; notices to Secured Party shall be directed to it care of NMS Services (Cayman) Inc., 9 West 57th Street, New York, New York 10019, Telecopy No. 212-847-5124, Attention: William Caccamise.

         (f) This Agreement shall in all respects be construed in accordance with and governed by the laws of the State of New York (without reference to choice of law doctrine); provided that as to the Collateral located in any jurisdiction other than the State of New York, Secured Party shall have, in addition to any rights under the laws of the State of New York, all of the rights to which a secured party is entitled under the laws of such other jurisdiction. The parties hereto hereby agree that Secured Party's and Banc of America Securities LLC's jurisdiction, within the meaning of Section 8-110(e) of the UCC, insofar as it acts as a securities intermediary hereunder or in respect hereof, is the State of New York.

         (g) EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE FEDERAL AND STATE COURTS LOCATED IN THE BOROUGH OF MANHATTAN, IN THE CITY OF NEW YORK IN ANY SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED HEREBY.

         (h) EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

         (i) This Agreement may be executed, acknowledged and delivered in any number of counterparts and all such counterparts taken together shall be deemed to constitute one and the same agreement.

         SECTION 9. Termination of Pledge Agreement. This Agreement and the rights hereby granted by Pledgor in the Collateral shall cease, terminate and be void as of the Pledge Termination Date. Any Collateral remaining at the time of such termination shall be fully released and discharged from the Security Interests and delivered to Pledgor by Secured Party, all at the request and expense of Pledgor.

                                  *************



Date of Agreement: March 3, 2003

Pledgor: Fairfax Financial (US) LLC, a limited liability company existing under the laws of the State of Delaware.

Pledgor's Address for Notices:
5205 North O'Connor Blvd.
Irving, TX  75039

Telecopy No. 972-831-6368
Attention: John Cassil, President


                                  *************

         IN WITNESS WHEREOF, the parties have signed this Agreement as of the date and year first above written.


                                            PLEDGOR:

                                            FAIRFAX FINANCIAL (US) LLC


                                            By: /s/  Bradley P. Martin
                                               -------------------------------
                                            Name:   Bradley P. Martin
                                            Title:  Vice President


                                            SECURED PARTY:

                                            NMS SERVICES (CAYMAN) INC.


                                            By: /s/  William C. Caccamise
                                               -------------------------------
                                            Name: William C. Caccamise
                                            Title:


                                            AGENT:

                                            BANC OF AMERICA SECURITIES LLC


                                            By: /s/  William C. Caccamise
                                               -------------------------------
                                            Name: William C. Caccamise
                                            Title:

Exhibit A
to
Pledge Agreement


                      CERTIFICATE FOR ADDITIONAL COLLATERAL

         The undersigned, an Authorized Officer of Fairfax Financial (US) LLC ("PLEDGOR"), hereby certifies, pursuant to Section 5(b) of the Pledge Agreement, dated as of March 3, 2003, among Pledgor, NMS Services (Cayman) Inc. and Banc of America Securities LLC, as Agent (the "PLEDGE AGREEMENT"; terms defined in the Pledge Agreement being used herein as defined therein), that:

                  1. Pledgor is delivering, or causing to be delivered in accordance with Section 5(c) of the Pledge Agreement, the following securities (or security entitlements in respect thereof) to Secured Party to be held by or on behalf of Secured Party as additional Collateral (the "ADDITIONAL COLLATERAL"):

                  2. Pledgor hereby represents and warrants to Secured Party that the Additional Collateral is Eligible Collateral and that the representations and warranties contained in paragraphs (a), (b), (c) and (d) of Section 3 of the Pledge Agreement are true and correct with respect to the Additional Collateral on and as of the date hereof.




         IN WITNESS WHEREOF, the undersigned has executed this Certificate this ___ day of __________, 200_.


                                              FAIRFAX FINANCIAL (US) LLC

                                              By: _____________________________
                                              Name:
                                              Title:


                                      A-1